UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

25-Jun-04

STRUCTURED ASSET SECURITIES CORPORATION (as Depositor under the Trust Agreement dated as of May 1, 2004, providing for the issuance of Finance America Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-1)

Structured Asset Securities Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-106925-39	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Registrant's telephone number, including area code:     (212) 526-7000

Item 5.  Other Events

On  25-Jun-04 a scheduled distribution was made from the Trust to holders of the Certificates. The Trustee has caused to be filed with the Commission, the Monthly Report dated  25-Jun-04. The Monthly Report is filed pursuant to and in accordance with (1) numerous no-action letters (2) current Commission policy in the area.

Item 7.  Monthly Statements and Exhibits

(C) Exhibits

The following is filed herewith. The exhibit number corresponds with Item 601(b) of Regulation S-K.

Exhibit No. 99.1

Monthly Distribution Report dated:  25-Jun-04

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:  U.S. Bank National Association, as  Trustee  for:

Finance America Mortgage Loan Trust

Mortgage Pass-Through Certificates

Series 2004-1

By:

/s/ Charles Pedersen

Name:

Charles Pedersen

Title:

Vice President

Dated:  28-Jun-04

Index to Exhibits

Exhibit No. 99.1

Monthly Distribution Report dated:  25-Jun-04